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Exhibit 99.2

PAUL-SON RECEIVES DELISTING NOTICE FROM NASDAQ, FILES APPEAL

        Las Vegas, Nevada—September 18, 2002—Paul-Son Gaming Corporation (Nasdaq SmallCap: PSON) reported today that it has received notification from Nasdaq indicating that Paul-Son's securities are subject to delisting from the Nasdaq SmallCap Market because the Staff believes that Paul-Son's combination with Etablissements Bourgogne et Grasset constitutes a "reverse merger" under Rule 4330(f) and requires Paul-Son to satisfy Nasdaq's initial listing requirements in order to remain on the exchange. On September 16, 2002, Paul-Son's closing bid price was $3.50 per share, which is below the $4.00 minimum requirement for initial listing. Further, the Staff indicated in its letter that because Paul-Son is currently without a third independent director, Paul-Son does not meet the independent director and audit committee requirements for continued listing on Nasdaq under Rules 4350(c) and 4350(d)(2).

        In response to the notice, Paul-Son has requested a hearing before the Nasdaq Listing Qualifications Panel to appeal the Staff's classification of the combination transaction and to review the delisting determination. In addition, in light of Benoit Aucouturier's decision not to become a director, Holding Wilson, Paul-Son's controlling stockholder, is entitled under the combination agreement to a fourth nominee to Paul-Son's board and is currently searching for another individual to serve on the board of directors who will qualify as an independent director in accordance with the Nasdaq rules. Paul-Son's common stock will continue to be traded on the Nasdaq SmallCap Market pending the outcome of the panel hearing, although there can be no assurance that the panel will grant Paul-Son's request for continued listing.

        If Paul-Son is not successful on appeal and Nasdaq delists Paul-Son's securities, Paul-Son will use its best efforts to cause its common stock to be listed on the Pacific Exchange as promptly as practicable after any final determination. Paul-Son currently meets the initial listing criteria for Tier II of the Pacific Exchange. No assurance can be given, however, that Paul-Son will be able to list its common stock on the Pacific Exchange.

        Paul-Son is a leading manufacturer and supplier of casino table game equipment. Paul-Son's products include casino chips, "plaques" and "jetons" (the European equivalents of casino chips), table game layouts, playing cards, dice, gaming furniture (such as roulette wheels, blackjack tables and craps table) and other casino table game accessories (such as chip trays, drop boxes and dealing shoes) to licensed casinos all over the world. This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are subject to risks and uncertainties. Such forward-looking statements include, without limitation, Paul-Son's ability to maintain its Nasdaq SmallCap listing or to obtain a Pacific Exchange listing. Although Paul-Son believes that the expectations reflected in such forward-looking statements are reasonable, Paul-Son can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include risks associated with:

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  uncertainties related to integrating Paul-Son and B&G;

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  uncertainties related to currency fluctuations among the United States, France and Mexico;

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  unexpected charges and expenses as a result of the combination;

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  decline in B&G's revenues as a result of the end of European casinos converting their chips to Euros;

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  amount, nature and timing of capital expenditures;

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  unexpected fluctuations in operating costs and other expenses;

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  cash flow and anticipated liquidity;

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  ability to find and retain skilled personnel;

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  availability and cost of material and equipment;

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  availability of capital;

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  strength and financial resources of Paul-Son's competitors;

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  regulatory developments;

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  general economic conditions; and

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  other risks more fully described in Paul-Son's previous filings with the Securities and Exchange Commission, including the Definitive Proxy Statement filed on August 9, 2002; and Form 10-K for the fiscal year ended May 31, 2002, filed on July 15, 2002.

Contact Information:
Paul-Son Gaming Corporation
Gérard Charlier, 702/384-2425
John Foley, 213/955-0020

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  Exhibit 99.2
PAUL-SON RECEIVES DELISTING NOTICE FROM NASDAQ, FILES APPEAL